UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35882 (Commission File Number)	43-2099257 (IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2014, the Compensation Committee of the Board of Directors of Blackhawk Network Holdings, Inc. (the “Company”) approved the grant of awards of performance shares (the “Performance Shares”) to the Company’s named executive officers. Pursuant to the Performance Share awards, each executive is eligible to earn, vest in, and receive a number of shares of the Company’s Class A Common Stock ranging from 0% - 200% of the target number of Performance Shares granted and set forth in the table below (for each executive, the “Target Performance Shares”), based on the attainment of the Company’s adjusted operating revenue growth and adjusted EBITDA growth at certain levels (each, a “Performance Metric”) during the performance period that is of the Company’s 2014 fiscal year, runs from December 29, 2013 to January 3, 2015 (the “Performance Period”), as measured against the Company’s adjusted operating revenue and adjusted EBITDA for fiscal year 2013. The Target Performance Shares granted to each executive are as follows:

Executive	Target Performance Shares Granted
William Tauscher	35,050
Talbot Roche	21,000
Jerry Ulrich	10,450
David E. Durant	6,500

Performance Shares will become earned and eligible to vest based on achievement of minimum, target and maximum goals, respectively, for each Performance Metric. The maximum number of Performance Shares that can be earned and thus eligible to vest is 200% of the Target Performance Shares, which represents achievement of the maximum goal for each Performance Metric. The minimum number of Performance Shares that can be earned and thus eligible to vest is 50% of the Target Performance Shares, which represents achievement of the minimum goal for each Performance Metric. If the target goals for each Performance Metric are achieved, 100% of the Target Performance Shares will be earned and thus eligible to vest. If the Company does not achieve at least the minimum goal for both Performance Metrics, then all of the Performance Shares will be forfeited.

Performance Shares earned during the Performance Period in accordance with the Company’s achievement of the Performance Metrics will vest in full on January 3, 2017, subject to the executive’s continued service. Any Performance Shares that remain unvested as of the date on which an executive’s service terminates and any Performance Shares that do not vest as a result of the failure to achieve the applicable performance goals will be forfeited.

The foregoing description of the Performance Share awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance Share Award Agreement, a copy of which will be attached to the Company’s Form 10-Q for the first quarter ending March 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2014	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel